June , 2006

Exhibit 10.3

Millennium India Acquisition Company Inc.

330 East 38 Street

Suite 46C

New York, New York 10016

Ladenburg Thalmann & Co. Inc.

590 Madison Avenue, 34th Floor

New York, New York 10022

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned holder (the “Holder”) of Millennium India Acquisition Company Inc.’s (the “Company”), common stock, par value $0.0001 per share (the “Common Stock”) and warrants, each to purchase one share of the Company’s Common Stock (the “Warrants,” and the shares of Common Stock underlying the Warrants, the “Warrant Stock”), in consideration of Ladenburg Thalmann & Co. Inc. (“Ladenburg”) entering into an underwriting agreement (the “Underwriting Agreement”), as Representative of the several underwriters named in Schedule I of the Underwriting Agreement, with the Company providing for the initial public offering of the securities of the Company (the “IPO”), hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

1.     If the Company solicits approval of its stockholders of a Business Combination, the Holder will vote all shares of Common Stock then owned by such Holder, including any shares purchased by such Holder in or after the IPO, in accordance with the majority of the votes cast by the Company’s public stockholders, other than Insiders of the Company.

2.     In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the Registration Statement (or 24 months under the circumstances described in the Prospectus relating to the IPO), the Holder agrees to waive such Holder’s right to participate in any liquidation distribution with respect to those shares of Common Stock and Warrant Stock owned by such Holder prior to the IPO, and to take all reasonable actions within its power, at the times described in the Prospectus, to cause the Company to liquidate as soon as reasonably practicable.

3.     The Holder hereby waives its right to exercise conversion rights with respect to any shares of Common Stock owned by such Holder, directly or indirectly, including any shares of Common Stock purchased by such Holder in or after the IPO, and agrees that it will not seek

Millennium India Acquisition Company Inc.

Ladenburg Thalmann & Co. Inc.

June     , 2006

conversion with respect to such shares of Common Stock in connection with any vote to approve a Business Combination (as is more fully described in the Company’s Prospectus).

4.     Without the prior written consent of Ladenberg, the Holder will not, during the period commencing on the date hereof and ending on the date of consummation of a Business Combination, sell, transfer or exercise the Warrants owned by such Holder immediately prior to the Company’s consummation of the IPO. The Holder agrees that such Warrants will be held in escrow with American Stock Transfer & Trust Company as escrow agent (the “Escrow Agent”) until the earliest to occur of (i) the liquidation of the Company or (ii) the consummation of a Business Combination. By the Holder’s execution hereof, the Holder hereby authorizes the Company for, and on behalf of, the Holder to deliver the certificate or certificates evidencing the Holder’s Warrants into escrow at the closing of the IPO as contemplated by the immediately proceeding sentence.

5.     Without the prior written consent of Ladenberg, the Holder will not, during the period commencing on the date hereof and ending six months after the date of consummation of a Business Combination, sell or transfer the Common Stock or the Warrant Stock (except to their spouses and children, or trusts established for their benefit) owned by such Holder immediately prior to the IPO. The Holder agrees that such Common Stock and Warrant Stock will be held in escrow with the Escrow Agent until the earliest to occur of (i) six months after the consummation of a business combination, (ii) the liquidation of the Company, or (iii) the consummation of a Business Combination. By the Holder’s execution hereof, the Holder hereby authorizes the Company for, and on behalf of, the Holder to deliver the certificate or certificates evidencing the Holder’s Common Stock or Warrant Stock into escrow at the closing of the IPO as contemplated by the immediately proceeding sentence.

6.     In order to minimize potential conflicts of interest which may arise from multiple affiliations, the Holder agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the Holder ceases to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the Holder might have.

7.     The Holder acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Ladenburg that the Business Combination is fair to the Company’s stockholders from a financial perspective.

8.     Neither the Holder, any family member of the Holder, nor any affiliate of the Holder will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination.

Millennium India Acquisition Company Inc.

Ladenburg Thalmann & Co. Inc.

June     , 2006

9.     Neither the Holder, any family member of the Holder, or any affiliate of the Holder will be entitled to receive or accept a finder’s fee or any other compensation in the event the Holder, any family member of the Holder, or any affiliate of the Holder originates a Business Combination.

10.   The Holder authorizes any employer, financial institution, or consumer credit reporting agency to release to Ladenburg and its legal representatives or agents (including any investigative search firm retained by Ladenburg) any information it may have about the Holder’s background and finances (“Information”), purely for the purposes of the Company’s IPO (and shall thereafter hold such information confidential). Neither Ladenburg nor its agents shall be violating the Holder’s right of privacy in any manner in requesting and obtaining the Information.

11.   The Holder has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

12.   As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers and directors who are stockholders of the Company immediately prior to the IPO; (iii) “Prospectus” shall mean the prospectus forming a part of the Registration Statement on Form S-1 (File No. 333-133189), as amended (the “Registration Statement”), filed by the Company under the Securities Act of 1933, as amended, covering the registration of up to 10,625,000 units, each unit consisting of one share of Common Stock and one Warrant.

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